CONSENT OF INDEPENDENT AUDITORS


     I consent to the use in this Registration Statement on Form SB-2 of GSI Technologies USA Inc., of my report dated January 31, 2003, appearing n the Prospectus which is part of this Registration Statement.

     I also consent to the reference to me under the heading "Experts" in such Prospectus.


     By:  /s/ Mark Cohen
          --------------
          Mark Cohen C.P.A.


Hollywood, Florida
June 30, 2003


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